SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 11, 2002

DRESSER, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-60778	75-2795365
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

15455 Dallas Parkway, Suite 1100
Addison, Texas 75001
(Address of principal executive offices) (zip code)

(972) 361-9800
(Registrant’s Telephone Number, Including Area Code)

Item 5.    Other Events and Regulation FD Disclosure.

On December 11, 2002, Dresser Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the credit agreement and the Lenders named therein, entered into a third amendment to their credit facility which among other items, modifies certain financial ratios the company is required to maintain for future periods. The amendment to the credit agreement is filed herewith as Exhibit 4.1.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits

The following Exhibits are filed herewith

4.1 Amendment No. 3 to the Credit Agreement dated December 11, 2002 among Dresser, Inc., as U.S. Borrower and D.I. Luxembourg S.A.R.L. as Euro Borrower, DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement and the Lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER, INC.

Date:	December 16, 2002	By:	/s/ Patrick M.Murray
Patrick M. Murray
Chief Executive Officer

/s/ James A. Nattier
James A. Nattier
Executive Vice President
Chief Financial Officer

/s/ Dale B. Mikus
Dale B. Mikus
Vice President – Finance and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 3 to the credit agreement